EXHIBIT 3.1
                                                This Instrument Was Prepared By:
                                                William T. McGowin, IV
                                                2900 AmSouth Harbert Plaza
                                                Birmingham, Alabama 35203
                            ARTICLES OF INCORPORATION

                                       OF

                          HIBBETT SPORTING GOODS, INC.
The undersigned incorporator hereby adopts the following Articles of
Incorporation:
                                    ARTICLE I

                               NAME OF CORPORATION
                               -------------------

The name of the corporation shall be:
                          Hibbett Sporting Goods, Inc.
                                   ARTICLE II

                               PERIOD OF DURATION
                               ------------------

The period of duration of the corporation shall be unlimited and perpetual.
                                   ARTICLE III

                              OBJECTS AND PURPOSES
                              --------------------

The objects and purposes for which the corporation is formed are:

     (a)  To sell sporting goods, equipment and supplies.
     (b) To manufacture, purchase, or otherwise acquire, and to hold, own, mortgage, pledge, sell, transfer, or in any manner dispose of, and to deal and trade in goods, wares, merchandise and personal property of every class and description, wherever situated; and to own and operate mines, plants, factories, mills, warehouses, yards, merchandise stores, commissaries and all other installations of whatever character or description, together with the equipment, rolling stock, and other facilities used or useful in connection with or incidental thereto.

     (c) To purchase, or acquire by assignment, transfer or otherwise, and hold, mortgage or otherwise pledge, and to sell, exchange, transfer, deal in and in any manner dispose of, real property of any kind, class, interest, or type, wheresoever situated and to exercise, carry out and enjoy any license, power, authority, concession, right or privilege which any corporation may have or grant.

     (d) To purchase or otherwise acquire, hold, use, sell, assign, lease, mortgage or in any manner dispose of, and to take, exchange and grant licenses, or other rights therein, in respect of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements, processes, formulae, methods, copyrights, trademarks and trade names, know-how, and trade secrets, relating to or useful in connection with any business, objects or purposes of the corporation.

     (e) To subscribe for, acquire, hold, sell, assign, transfer, mortgage, pledge, or in any manner dispose of shares of stock, bonds or other evidences of indebtedness or securities issued or created by any other corporation of Alabama or any other state or foreign countries, and, while the owner thereof, to exercise all the rights, privileges and powers of ownership, including the right to vote thereon, to the same extent as a natural person may do, subject to the limitation, if any, on such rights now or hereafter provided by the laws of Alabama.

     (f) To enter into, make and perform contracts of every kind for any lawful purpose without limit as to amount, with any person, firm, association, corporation, municipality, county, state, territory, government, governmental subdivision or body politic.

     (g) To acquire the good will, rights, assets and properties, and to undertake the whole or any part of the liabilities, of any person, firm, association or corporation; to pay for the same in cash, the stock or other securities of the corporation, or otherwise; to hold, or in any manner dispose of, the whole or any part of the property so acquired; to conduct in any lawful manner the whole or any
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

part of the business so acquired and to exercise all the powers necessary or convenient in and about the conduct and management of any such business.

     (h) To borrow and lend money, without security, or upon the giving or receipt of such security as the Board of Directors of the corporation may deem advisable by way of mortgage, pledge, transfer, assignment, or otherwise of real and personal property of every nature and description by way of guaranty, or otherwise.

     (i) To draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, debentures, and other negotiable or transferable instruments.

     (j) To purchase (by means of tender, direct purchase, bids in the market or otherwise), take, receive, redeem, exchange, or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of, at any time or from time to time, any of its bonds, debentures, notes, scrip, or evidences of indebtedness, or any of its common or other stock, whether or not redeemable, or other securities, and to hold, sell, transfer or reissue the same; provided that purchases of its own shares of stock may be made only to the extent of earned surplus and to the extent of capital surplus; and provided that any shares of the common stock of the corporation acquired by the corporation shall, until the disposition, retirement or cancellation thereof, be held by the corporation as treasury shares, unless, prior or subsequent to the acquisition of any such shares, the Board of Directors of the corporation shall have determined that such shares shall be restored to the status of authorized but unissued shares.

     (k) To act as agent, jobber, broker or attorney in fact in buying, selling and dealing in real and personal property of every nature and description and leases respecting securities thereon, in making and obtaining loans, whether secured by a mortgage of or security interest in such property or not, and in supervising, managing and protecting such property and loans and all interest in and claims affecting the same.

     (l) To enter into any plan or program for the assistance and welfare of its employees.

     (m) To enter into any legal arrangements for sharing of profits, reciprocal concessions, or cooperation as general or limited partner, joint venturer, or otherwise, with any person, partnership, corporation, association, combination, organization, entity or other body whatsoever, domestic or foreign, carrying on or proposing to carry on any business which this corporation is authorized to carry

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

on, or any business transaction deemed necessary, convenient or incidental to carrying out any of the objects of the corporation.

     (n) To have one or more offices to carry on all of its operations and business without restriction or limit as to amount, in any of the states, districts, territories or possessions of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, possession, colony or country.

     (o) To endorse, or otherwise guarantee, or become a surety with respect to, or obligate itself for, or without becoming liable therefore, nevertheless, to pledge or mortgage, all or any part of its properties to secure the payment of the principal of, and interest on, or either thereof, any bonds, including construction or performance bonds, debentures, notes, contracts or other obligations or evidences of indebtedness, or the performance of any contract, lease, construction, performance or other bond, mortgage, or obligation of any other corporation or association, domestic or foreign, or of any firm, partnership, joint venture, natural person or other entity whatsoever, in which the corporation may have a lawful interest, or on account of, or with respect to, any transaction in which the corporation shall receive any lawful consideration, advantage or benefit, on any account whatsoever. The corporation shall be deemed to have a lawful interest in any corporation, association, or person (A) which owns stock in the corporation, or (B) which owns stock in another corporation which owns stock in the corporation, or (C) in which the corporation owns stock, or (D) in which another corporation owns stock which also owns stock in the corporation, or (E) in which any one or more persons who own stock in the corporation also own stock, or (F) which or who has entered into any contractual agreement pursuant to which any such corporation or person undertakes corresponding or like obligations of endorsement, guarantee, or suretyship, with respect to all or any such obligations or evidences of indebtedness or contracts of the corporation, or which may engage with the corporation, in the conduct of any joint venture or enterprise, or in the use of common facilities or services.

     (p)  To carry on any other business in connection with the foregoing.

     (q) To do any and all of the things herein set out and such other things as are incidental or conducive to the attainment of the objects and purposes of the corporation, to the same extent as natural persons might or could do and in any part of the world, as principal, factor, agent, contractor, or otherwise, either alone or in conjunction with any person, firm, association, corporation or any entity of whatsoever kind, and to do any and all such acts and things and to exercise any and all such powers to the full extent authorized or permitted to a corporation
                                        4
under any laws that may be now or hereafter applicable or available to the corporation.

     The foregoing clauses, and each phrase thereof, shall be construed as objects and purposes of the corporation, as well as powers, and provisions for the regulation of the business and the conduct of the affairs of the corporation, all in addition to those powers specifically conferred upon the corporation by law, and it is hereby expressly provided that the foregoing specific enumeration of objects and purposes shall not be held to limit or restrict in any manner the powers of the corporation otherwise granted by law.

Nothing herein contained, however, shall be construed as authorizing this corporation to carry on the business of banking or that of a trust company, or the business of insurance in any of its branches.
                                   ARTICLE IV

                      LOCATION OF INITIAL REGISTERED OFFICE
                          AND INITIAL REGISTERED AGENT
                          ----------------------------

     The location and mailing address of the initial registered office of the corporation in the State of Alabama shall be 131 25th St. So., Irondale, Alabama

35210, and the corporation's initial registered agent at such address shall be

Mickey Newsom.
                                    ARTICLE V

                                  CAPITAL STOCK
                                  -------------
                                        5

     The aggregate number of shares of capital stock which the corporation shall be authorized to issue and have outstanding shall be Ten Thousand (10,000)

shares of the par value of One Dollar ($1.00), per share, being a total authorized capital stock of Ten Thousand Dollars ($10,000.00), all of the same class.
                                   ARTICLE VI

                               BOARD OF DIRECTORS
                               ------------------

     The number of directors constituting the initial Board of Directors of the corporation is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are as follows:
     NAME                                          ADDRESS
     ----                                          -------

Charles C. Anderson                                200 North Court St.
                                                   Florence, AL 35630

Joe R. Anderson                                    202 North Court St.
                                                   Florence, AL 35630

Mickey Newson                                      131 25th St. So.
                                                   Irondale, AL 35210
                              ARTICLE VII

                              INCORPORATOR
                              ------------

     The name and address of the incorporator is as follows:
                         William T. McGowin, IV
                                        6

                         2900 AmSouth Harbert Plaza
                         Birmingham, Alabama 35203

     IN WITNESS WHEREOF, the undersigned incorporator has executed these articles of Incorporation on this 2nd day of August, 1992.
                                  ---        ------
                         ______________________________
                         William T. McGowin, IV
STATE OF ALABAMA         )

COUNTY OF JEFFERSON )
     I, the undersigned Notary Public in and for said county in said state, hereby certify that William T. McGowin, IV, whose name is signed to the foregoing Articles of Incorporation, and who is known to me, acknowledged before me on this day, that, being informed of the contents of such instrument, he executed the same voluntarily on the day the same bears date.

     Given under my hand and official seal this  31st day August, 1992.
                                                 ----     ------

                         _____________________
                         Notary Public

                         My Commission Expires:

                         _____________________

                                                This Instrument Was Prepared By:
                                                Timothy K. Corley
                                                202 North Court Street
                                                Florence, Alabama 35630

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                          HIBBETT SPORTING GOODS, INC.
     Pursuant to the provisions of Sec.Sec. 10-2A-110, et seq.,of the Code of
                                                       ------         -------
Alabama (1975), the shareholders and directors of the undersigned corporation
- -------
have adopted these Articles of Amendment. The information required by Sec. 10-2A-113 is as follows:
                                   ARTICLE ONE

     The name of the corporation is Hibbett Sporting Goods, Inc.
                                   ARTICLE TWO

     The amendment adopted is as follows:
     ARTICLE V of the Articles of Incorporation is hereby deleted in its entirety and the following substituted therefor:
                                    ARTICLE V

          The aggregate number of shares of capital stock which the corporation shall be authorized to issue and have outstanding shall be Twenty Thousand (20,000) shares of the par value of Ten Cents ($0.10)
                                        8
     per share, all of the same class, being a total authorized capital stock of Two Thousand Dollars ($2,000.00).

                                  ARTICLE THREE

     The amendment was adopted by the unanimous vote of the shareholders and directors by their execution of written consents to action taken without a meeting dated as of January 5, 1993, as permitted by Sec. 10-2A-56 and
Sec. 10-2A-66 of the Code of Alabama (1975).
                     ---------------

                                  ARTICLE FOUR

     The number of shares of capital stock outstanding at the time of the adoption of the amendment was 10,000 shares of common stock, all of the same class.

                                  ARTICLE FIVE

     The number of shares voted for the amendment was 10,000, and the number of shares voted against the amendment was zero.
                                   ARTICLE SIX

     The reduction of the par value of the outstanding 10,000 shares of common stock shall be effected automatically without the necessity of the exchange of certificates evidencing such shares. Henceforth, all shares of common stock issued and outstanding shall be deemed to have a par value of Ten Cents ($0.10) per share by virtue of this amendment. Upon the surrender of any certificate for transfer or otherwise, any new certificates issued shall specifically indicate a par value of Ten Cents ($0.10) per share.
                                  ARTICLE SEVEN

     The amendment effects a change in the amount of the stated capital of the corporation by reducing the One Dollar ($1.00) par value of the outstanding 10,000 shares of common stock to a par value of Ten Cents ($0.10) per share, thereby reducing the stated capital of the corporation from Ten Thousand Dollars ($10,000.00) to One Thousand Dollars ($1,000.00).

     IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and Secretary, duly authorized, on this 12th day of January, 1993.
                                    -----       -------

                         HIBBETT SPORTING GOODS, INC.

                         By: ___________________________
                                Its President
                         By: ___________________________
                                Its Secretary

STATE OF ALABAMA

COUNTY OF Lauderdale
          ----------

     Before me, the undersigned notary public, personally appeared Cynthia W.
                                                                   ----------
Clark, of Hibbett Sporting Goods, Inc., an Alabama corporation, who, being first
- -----
duly sworn, verified that he signed the foregoing Articles of Amendment to the Articles of Incorporation as Secretary of said corporation and that the matters
                             ---------
stated therein are true and correct.

     Given under my hand and official seal this 12th day of January, 1993.
                                                ----        -------
                         _______________________
                         Notary Public

                         My Commission Expires: August 28, 1994
                                                ---------------
                                       11

                                                This Instrument Was Prepared By:
                                                Timothy K. Corley
                                                202 North Court Street
                                                Florence, Alabama 35630
                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF

                          HIBBETT SPORTING GOODS, INC.

     Pursuant to the provisions of Sec.Sec. 10-2A-110, et. seq, of the Code of
                                                       -------         -------
Alabama (1975), the shareholders and directors of the undersigned corporation
- -------
have adopted these Articles of Amendment. The information required by Sec. 10-2A-113 is as follows:

                                   ARTICLE ONE

     The name of the corporation is Hibbett Sporting Goods, Inc.
                                   ARTICLE TWO

     The amendment adopted is as follows:
     ARTICLE V of the Articles of Incorporation is hereby deleted in its entirety and the following substituted therefor:
                                    ARTICLE V

          The aggregate number of shares of capital stock which the corporation shall be authorized to issue and have outstanding shall be Three Million (3,000,000) shares of the par value of One Cent ($0.01) per share, all of the same class, being a total authorized capital stock of Thirty Thousand Dollars ($30,000.00).
                                  ARTICLE THREE

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
     The amendment was adopted by the unanimous vote of the shareholders and directors by their execution of written consents to action taken without a meeting dated as of December 15, 1994, as permitted by Sec.10-2A-56 and Sec.10-2A-66 of the Code of Alabama (1975).
                    ---------------
                                  ARTICLE FOUR

     The number of shares of capital stock outstanding at the time of the adoption of the amendment was 10,256 shares of common stock, all of the same class.

                                  ARTICLE FIVE

     The number of shares voted for the amendment was 10,256, and the number of shares voted against the amendment was zero.
                                   ARTICLE SIX

     The reduction of the par value of the outstanding 10,256 shares of common stock shall be effected automatically without the necessity of the exchange of certificates evidencing such shares. Henceforth, all shares of common stock issued and outstanding shall be deemed to have a par value of One Cent ($0.01) per share by virtue of this amendment. Upon the surrender of any certificate for transfer or otherwise, any new certificates issued shall specifically indicate a par value of One Cent ($0.01) per share.
                                  ARTICLE SEVEN

     The amendment effects a change in the amount of the stated capital of the corporation by reducing the Ten Cent ($0.10) par value per share of the outstanding 10,256 shares of common stock to a par value of One Cent ($0.01) per share, thereby reducing the stated capital of the corporation from One Thousand Twenty-five Dollars and Sixty Cents ($1,025.60) to One Hundred Two Dollars and Fifty-six Cents ($102.56).

     IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and Secretary, duly authorized, on this 15th day of December, 1994.
                                    ----        --------

                         HIBBETT SPORTING GOODS, INC.

                         By: ____________________________
                              Its President

                         By: ____________________________
                              Its Secretary
STATE OF ALABAMA

COUNTY OF JEFFERSON

     Before me, the undersigned notary public, personally appeared Michael J. Newsome, President of Hibbett Sporting Goods, Inc., an Alabama corporation, who, being first duly sworn, verified that he signed the foregoing Articles of Amendment to the Articles of Incorporation as President of said corporation and that the matters stated therein are true and correct.

     Given under my hand and official seal this __ day of __________, 1994.
                    ______________________________________
                    Notary  Public
                    My Commission Expires:_________________

                              ARTICLES OF AMENDMENT

                                     to the

                           ARTICLES OF INCORPORATION

                                       OF

                          HIBBETT SPORTING GOODS, INC.
     Pursuant to, and with the effect provided in, Sections 10-2B-10.02 to 10.06 of the Code of Alabama, 1975, as amended (the "Code"), the undersigned
       ---------------------
corporation adopts the following Articles of Amendment to its Articles of
Incorporation:

     FIRST:   The name of the corporation is "Hibbett Sporting Goods, Inc." (the
"Corporation").

     SECOND: The following amendment to the Corporation's Articles of Incorporation was adopted in the manner provided by the Code by the Corporation's shareholders, as of November 1, 1995:

          ARTICLE V of the Corporation's Articles of Incorporation is hereby deleted in its entirety and the following is substituted therefor:

                                   "Article V

                                  CAPITAL STOCK
                                  -------------

          The aggregate number of shares of capital stock which the Corporation shall be authorized to issue and have outstanding shall be Fifty Million (50,000,000) shares of $.01 par value common stock, being a total authorized capital stock of Five Hundred Thousand and No/100 Dollars ($500,000);"

     THIRD: The following amendment to the Corporation's Articles of Incorporation was adopted in the manner provided by the Code by the Corporation's sharesholders, as of November 1, 1995:

          The Corporation's Articles of Incorporation is hereby amended by adding Article VIII as follows:

                                  "Article VIII

                               PREEMPTIVE RIGHTS
                               -----------------

          Except as otherwise provided in that certain Stockholders Agreement, dated as of November __ , 1995, by and among the Corporation and certain of the Corporation's shareholders, the shareholders of the Corporation shall not have a preemptive right to acquire the Corporation's unissued shares of capital stock;"

     FOURTH: The Corporation had 1,025,600 shares of $.01 par value Common Stock issued and outstanding at the time of the adoption of this amendment. All 1,025,600 shares of $.01 Common Stock issued and outstanding voted to approve, and no shares voted against or abstained from voting on the foregoing amendments.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to the Corporation's Articles of Incorporation to be executed in its name and on
its behalf as of November   __, 1995.

                    HIBBETT SPORTING GOODS, INC.

                     ____________________________
                    Michael J. Newsome
                    President
This Instrument Prepared By:
Gregory S. Curran
Balch & Bingham
Post Office Box 306
Birmingham, AL 35201


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